Exhibit 5.1
Akerman LLP
1251 Avenue of the Americas
37th Floor
New York, NY 10020

T: 212 880 3800
F: 212 880 8965
June 22, 2023
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
Re: Registration Statement on Form S-3
Ladies and Gentlemen:

This opinion is being furnished in connection with the filing, with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-3 (File No. 333-) (such Registration Statement, as it may be subsequently as amended or supplemented and including the exhibits thereto, the “Registration Statement”) of Carrols Restaurant Group, Inc. (the “Company”). The Registration Statement relates to 14,814,815 shares (the “Shares”) of the Company's common stock, par value $0.01 per share (the “Common Stock”), that may be sold by the selling stockholder named therein.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization
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by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, validly issued and are fully paid, and nonassessable shares of Common Stock of the Company.

We express no opinion as to matters governed by laws of any jurisdiction other than the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be offered and sold in compliance with all applicable state securities or blue sky laws.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Respectfully yours,

/s/ Akerman LLP

AKERMAN LLP

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